Exhibit 4.6

                             DAVIS, GRAHAM & STUBBS
                       PROTOTYPE DEFINED CONTRIBUTION PLAN

                                   401(K) PLAN

                               ADOPTION AGREEMENT

                                 JANUARY 1, 1989


1.   NAME AND ADDRESS OF EMPLOYER:

     UNION BANKSHARES, LTD.
     1825 LAWRENCE STREET, SUITE 444
     DENVER, COLORADO  80202

2. ADOPTION OF PLAN: The Employer hereby adopts the "Union Bankshares, Ltd. Profit Sharing 401(k) Plan." The terms of the Plan are set forth in (a) this Adoption Agreement, and (b) the Davis, Graham & Stubbs Prototype Defined Contribution Plan dated January 1, 1989. The Plan defines the capitalized words in this Adoption Agreement.

3.   NATURE OF BUSINESS: The Employer is a /X/ C corporation; S corporation;
         partnership;     sole proprietorship; or
     (describe other entity); and is engaged in the following business: BANKING.

4.   IDENTIFYING NUMBERS: Employer Identification No.: 84-0986148; Plan Serial
     No.: 001.

5. PLAN YEAR: The Plan Year of the Employer is the twelve-consecutive-month period ending on the last day of DECEMBER.

6. (X) NEW PLAN AND TRUST AND EFFECTIVE DATE: (check if applicable) This is a new Plan and Trust and is effective on the first day of October 1993. The initial Anniversary Date is the last day of September 1994.

7. ( ) AMENDMENT OF PRIOR PLAN AND TRUST AND EFFECTIVE DATE: (check if applicable) This is an Amendment in its entirety of the Employer's existing retirement plan and trust agreement, as heretofore amended ("Prior Plan"). The effective date of the Prior Plan was the first day
          of           19   . The initial Anniversary Date of the Prior Plan was
          the last day of             , 19   . This Amendment is intended to
          qualify under Code ss. 401(a) and is effective as of the first day of the Plan Year beginning after December 31, 1986 as to those provisions of the Tax Reform Act


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          of 1986 that (a) relate to plan qualification under Code ss. 401(a),
          (b) and are effective for Plan Years beginning before January 1, 1989. This amendment is effective as of the first day of the Plan Year beginning on or after January 1, 1989 as to all other provisions.

8.   ELIGIBILITY TO ENTER PLAN: An Employee may enter the Plan as provided in
     Section 3.1 of the Plan on the Entry Date coinciding with or next following the date the Employee satisfies the requirements of (a), (b) and (c) below.

     (a)  MINIMUM AGE: The Employee is 21 years old (not greater than "21").

     (b) YEARS OF ELIGIBILITY SERVICE: The Employee has 1 Year of Service. (Enter not more than "one.")

     (c)  OTHER: (complete if applicable) The Employee is                      .
          (Do not enter age or service conditions here.)

9.   ENTRY DATES: The Employee will enter the Plan on the Entry Date which is:
     (check one)

     (X) FIRST OR SEVENTH: The first day of the first or seventh calendar month of the Plan Year.

     ( )  OTHER:
          (enter a date or dates that are no later than the earlier of the first day of the next Plan Year or six months after the Employee satisfies the conditions under Section 8 above).

10. METHOD OF COMPUTING YEARS OF SERVICE: Years of Service will be computed under: (check one)

     (X) HOURS OF SERVICE: The Hours of Service Method described in Section 3.3 of the Plan computed as follows: (check one)

          (X) ACTUAL HOURS: An Employee will be credited on the basis of actual hours for which the Employee is paid or is entitled to payment.

          ( )  BASED ON DAYS WORKED: An Employee will be credited with 10
               Hours of Service per day if, under Section 3.5 of the Plan, such Employee would be credited with at least one Hour of Service during the day.

          ( ) BASED ON WEEKS WORKED: An Employee will be credited with 45 Hours of Service per calendar week if, under Section 3.5 of

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               the Plan, such Employee would be credited with at least one Hour of Service during the week.

          ( ) BASED ON MONTHS WORKED: An Employee will be credited with 190 Hours of Service per calendar month if, under Section 3.5 of the Plan, such Employee would be credited with at least one Hour of Service during the month.

     ( )  CONTINUOUS SERVICE: The Continuous Service Method described in
          Section 3.4 of the Plan.

11.  (X)  REQUIRED EMPLOYEE SALARY REDUCTION DEFERRAL OR REQUIRED AFTER-TAX
          CONTRIBUTION: (check if applicable) A Participant will be eligible to share in Employer Matching Contributions for each Plan Year in which the Participant makes a Required Salary Reduction Deferral or a Required After-Tax Contribution or a combination of both under (a) and
          (b) below (check if applicable):

          (a) (X) REQUIRED SALARY REDUCTION DEFERRAL: The Participant enters into a written Salary Reduction Agreement with the Employer and agrees to accept a Salary Reduction Deferral of from 2% up to 6% of Compensation. Such Deferral must not exceed the lesser of 6% of Compensation or $7,000, as increased for cost-of-living adjustments by law or regulation.

          (b)  ( )  REQUIRED AFTER-TAX CONTRIBUTION: The Participant
                    contributes from    % up to    % of Compensation not to
                    exceed a maximum of 6% of Compensation.

          (c) MAXIMUM: The Participant's combined Required Salary Reduction Deferral and Required After-Tax Contribution under this Section 11 may not exceed 6% of Compensation.

12.  (X)  OPTIONAL EMPLOYEE SALARY REDUCTION DEFERRALS OR AFTER-TAX
          CONTRIBUTIONS: A Participant may make optional Salary Reduction Deferrals or After-Tax Contributions or a combination of both under
          (a) and (b) below (check if applicable):

          (a) (X) OPTIONAL SALARY REDUCTION DEFERRAL: The Participant enters into a written Salary Reduction Agreement with the Employer and agrees to accept a Salary Reduction Deferral of from 7% up to 15% of Compensation.

          (b)  ( )  OPTIONAL AFTER-TAX CONTRIBUTION: The Participant
                    contributes from    % to    % of Compensation.


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          (c)  MAXIMUM: The Participant's combined Required Salary Reduction
               Deferrals under Section 11 and the Optional Salary Reduction Deferral under this Section may not exceed $7,000, as increased for cost-of-living adjustments by law or regulation.

          (d) Participants who claim Excess Salary Reduction Deferrals for the preceding taxable year must submit their claims in writing to the Plan Administrator according to Section 13.7(a) of the Plan by March 15.

13.  EMPLOYER CONTRIBUTIONS:

          (a) SALARY REDUCTION CONTRIBUTIONS: For each Plan Year, the Employer will contribute an amount equal to the Required and Optional Salary Reduction Deferrals set forth in the Salary Reduction Agreements entered into for such Plan Year. Any such contributions will be allocated to the Salary Reduction Account of each Participant entitled thereto pursuant to the applicable Salary Reduction Agreement and will be 100% vested in such Participant.

          (b) (X) REQUIRED MATCHING CONTRIBUTIONS: (check if applicable) For each Plan Year, the Employer will contribute to the Trust Fund:

               (i)  AMOUNT OF REQUIRED MATCHING CONTRIBUTIONS: (check one)

                    (  ) A DEFINITE PERCENT: An amount equal to 100% of the
                         Required Salary Reduction Deferrals and Required After-Tax Contributions;

                    (X)  A DEFINITE PERCENT LIMITED TO A PERCENT OF
                         COMPENSATION: An amount equal to 50% of the Required Salary Reduction Deferrals and Required After-Tax Contributions not to exceed 3% of each Participant's Compensation.

                    (  ) A DEFINITE PERCENT FOR YEARS OF SERVICE: An amount
                         for each Participant equal to the percent of the first
                            % of Required Salary Reduction Deferrals and
                         Required After-Tax Contributions that is listed below opposite the Years of Service for such Participant as of the end of the Plan Year.


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                                                    Percentage of
                                              Required Salary Reduction
              Completed                        Deferrals and Required
            Years of Service                   After-Tax Contributions
            ----------------                   -----------------------

                                                             %
                  ----                                   ----
                                                             %
                  ----                                   ----
                                                             %
                  ----                                   ----
                                                             %
                  ----                                   ----
                                                             %
                  ----                                   ----
                                                             %
                  ----                                   ----
                                                             %
                  ----                                   ----
                                                             %
                  ----                                   ----

          (ii) ALLOCATION AND VESTING OF REQUIRED MATCHING CONTRIBUTIONS: (check one)

               (  ) QUALIFIED MATCHING CONTRIBUTIONS: Any Matching
                    Contributions will be 100% vested and will be allocated to the Qualified Contributions Account of each Participant entitled thereto.

               (  ) OTHER: Any Matching Contributions will be subject to the vesting schedule and will be allocated to the Employer Contributions Account of each Participant entitled thereto.

      (c) ( ) DISCRETIONARY QUALIFIED MATCHING CONTRIBUTIONS: (check if applicable) For each Plan Year, the Employer may contribute Qualified Matching Contributions to the Trust Fund in an amount which the Employer may determine in its discretion. Qualified Matching Contributions will be 100% vested and will be allocated among the Qualified Contributions Accounts of either all the Participants determined under Section 3.2 of the Plan who made Required Contributions for such Plan Year or only such Non-Highly Compensated Participants who made Required Contributions for such Plan Year as determined by the Employer in its sole discretion for such Plan Year. Each Plan Year for which the Employer makes Qualified Matching Contributions, the Employer will specify in a written resolution whether or not such Contributions will be limited to Non-Highly Compensated Participants. Any allocation will be made in proportion to all of the Compensation of the eligible Participants for the portion of the Plan Year during which they were Participants.

      (d) ( ) DISCRETIONARY QUALIFIED NONELECTIVE CONTRIBUTIONS: (check if applicable) For each Plan Year, the Employer may contribute Qualified Nonelective Contributions to the Trust Fund in an amount which the


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               Employer may determine in its discretion. Qualified Nonelective
               Contributions will be 100% vested and will be allocated among the Qualified Contributions Accounts of either all the Participants determined under Section 3.2 of the Plan or only such Non-Highly Compensated Participants for such Plan Year as determined by the Employer in its sole discretion for such Plan Year. Each Plan Year for which the Employer makes Qualified Nonelective Contributions, the Employer will specify in a written resolution whether or not such Contributions will be limited to Non-Highly Compensated Participants. Any allocation will be made in proportion to all of the Compensation of the eligible Participants for the portion of the Plan Year during which they were Participants.

      (e) (X)  PROFIT SHARING EMPLOYER CONTRIBUTIONS: (check if applicable)
               For each Plan Year, the Employer may contribute to the Trust Fund an amount which the Employer determines in its discretion. The Contributions under this subsection will be subject to the vesting schedule and will be allocated among the Employer Contributions Accounts of Participants determined under Section
               3.2 of the Plan for such Plan Year: (check one or both)

          (X) in proportion to all of their Compensation for the portion of the Plan Year during which they were Participants regardless of whether such Participants made any Contributions.

          (X) as Matching Contributions in proportion to such Participant's *Salary Reduction or After-Tax Contributions.

               *  Required

     (f)  FORFEITURES: (check one)

          (X) NO REDUCTION: Forfeitures will not reduce Employer Contributions but will be allocated in the same manner as Matching Contributions or, if none, in proportion to all of the Compensation of the Participants determined under Section 3.2 of the Plan for the portion of the Plan Year during which they were Participants. Forfeitures will be subject to the same limitations as Employer Contributions.

          ( ) REDUCTION: Forfeitures will reduce Employer Contributions; provided, however, that Excess Aggregate Contributions will not reduce Matching Contributions.

     (g)  SOURCE OF EMPLOYER CONTRIBUTIONS: (check one)

          ( ) PROFITS REQUIRED: Any amount contributed under this Section (other than under (a) above) will not exceed Adjusted Net Income for such Plan Year


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               and will be adjusted and allocated on a pro rata basis to the appropriate accounts if such Adjusted Net Income is insufficient.
               (X) PROFITS NOT REQUIRED: Any amount contributed under this Section will be determined without regard to Adjusted Net Income.

14. WITHDRAWALS AND LOANS: (cross out the word(s) in parentheses if not applicable)


     (a) WITHDRAWALS OF EMPLOYER CONTRIBUTIONS (excluding Salary Reduction Contributions): An Employee (may not) withdraw Employer Contributions as set forth in Section 7.7 of the Plan.

     (b) HARDSHIP WITHDRAWALS: An Employee (may) withdraw from his Account for hardship as set forth in Section 13.16 of the Plan.

     (c) LOANS: An Employee (may not) borrow from his Account as set forth in Section 7.10 of the Plan.


15. LIMITATIONS ON BENEFIT ACCRUAL: The Participant will be eligible to share in Employer Contributions and Forfeitures for all Service in the Plan Year provided:

     (a) IF THE HOURS OF SERVICE METHOD UNDER SECTION 3.3 APPLIES: (check if applicable)

          ( ) 1,000 HOURS: The Participant is credited with at least 1,000 Hours of Service, as described in Section 3.5 of the Plan, during the Plan Year (or a proportionate part of 1,000 Hours of Service if participation began on other than the first business day of the Plan Year).

          ( ) EXCEPTION: (check if applicable) This limitation will not apply to accruals of Matching Contributions.

          ( ) LAST DAY: The Participant is an Employee on the last business day of the period for which the contribution is made (e.g., last business day of quarter for quarterly contribution, last business day of the Plan Year for annual contribution).

          ( ) EXCEPTION: (check if applicable) This limitation will not apply to accruals of Matching Contributions.



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     (b)  IF THE CONTINUOUS SERVICE METHOD UNDER SECTION 3.4 APPLIES: (check if applicable)

          ( ) FIRST AND LAST DAY: The Participant is credited with a Period of Service, as described in Section 3.4 of the Plan, encompassing the first and last business days of the Plan Year.

               ( ) EXCEPTION: (check if applicable) This limitation will not apply to accruals of Matching Contributions.

     (c) OTHER RETIREMENT PLAN: (complete if applicable) The Participant is covered by the following retirement plan to which the Employer contributes:

          ----------------------------------------------------------------------
          (enter name of Plan)

     (d) EXCEPTION: Even though the limitations above apply: (check if applicable)

          ( ) The Participant will not be required to satisfy the above requirements in the Plan Year in which Service terminates if such termination is due to death or retirement under Section 7.2 of the Plan.

     (e)  These limitations do not apply to Salary Reduction Contributions.

16.  VESTING OF EMPLOYER CONTRIBUTIONS:

     (a) SCHEDULE OF VESTING: Amounts credited to a Participant's Salary Reduction Account, After-Tax Contributions Account, Qualified Contributions Account, Deductible Account, Loan Account and Rollover Account will always be 100% vested and non-forfeitable. Amounts credited to a Participant's Employer Contributions Account will become non-forfeitable in accordance with the following Schedule of Vesting. The Participant's Years of Vesting Service will be computed as provided in Section 6.4 of the Plan excluding all years described in 16(c) of this Adoption Agreement. The Schedule of Vesting must provide for non-forfeitability no less favorable than: (i) 100% after five or more Years of Vesting Service; or (ii) 20% with three Years of Vesting Service and 20% for each of the next four Years of Vesting Service. The Schedule of Vesting will be:


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                                                  NON-FORFEITABLE
          YEARS OF VESTING SERVICE             PERCENTAGE OF ACCOUNT

          Less than 1 Year                               0%
          1 Year                                         0%
          2 Years                                       20%
          3 Years                                       40%
          4 Years                                       60%
          5 Years                                       80%
          6 Years                                      100%
          7 Years                                         %
                                                       ---

     (b) TOP HEAVY PLAN: For any Plan Year in which the Plan is a Top-Heavy Plan and for any Plan Year thereafter, the Schedule of Vesting will be: (check one)

          (X) SCHEDULE OF VESTING ABOVE: The Schedule of Vesting in 16(a) above if it provides for non-forfeitability no less favorable than either of the two Schedules of Vesting immediately below.

          ( )  SCHEDULE OF VESTING AS FOLLOWS:

                                                     NON-FORFEITABLE
          YEARS OF VESTING SERVICE                PERCENTAGE OF ACCOUNT

          Less than 1 Year                                  0%
          1 Year                                            0%
          2 Years                                          20%
          3 Years                                          40%
          4 Years                                          60%
          5 Years                                          80%
          6 Years                                         100%

          ( )  SCHEDULE OF VESTING AS FOLLOWS:

                                                     NON-FORFEITABLE
          YEARS OF VESTING SERVICE                PERCENTAGE OF ACCOUNT

          Less than 1 Year                                  0%
          1 Year                                            0%
          2 Years                                           0%
          3 Years                                         100%

     (c) EXCLUSION FROM YEARS OF VESTING SERVICE: Notwithstanding the provisions of the Plan, an Employee shall not receive credit for a Year of Vesting Service: (check if applicable)


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          ( )  EFFECTIVE DATE: Prior to the beginning of the Plan Year in which the Effective Date of the Plan occurred or, if earlier, the effective date of a predecessor plan occurred.

          ( ) 18TH BIRTHDAY: Prior to the beginning of the Plan Year in which the Employee attained his 18th birthday, provided he was not then a Participant.

17. NORMAL RETIREMENT AGE: The normal retirement age will be the later of (a) 65 (not earlier than "55" nor later than "65") or (b) the fifth anniversary of the participation commencement date. The participation commencement date is the first day of the first Plan Year in which the Participant commenced participation in the Plan.

18.  COMPENSATION:

     (a)  AMOUNT: Compensation for any Plan Year will mean: (check one)

          (X)  W-2 earnings.

          ( ) W-2 earnings plus elective or salary reduction contributions to a cafeteria plan, cash or deferred arrangement or tax-sheltered annuity.

     (b)  MODIFICATION: Compensation for any Plan Year will be that amount in
          (a) above which is actually paid within such year, excluding the following: (check if applicable)

          ( )  Overtime.

          ( )  Bonuses.

          ( )  Commissions.

          ( )  Other extraordinary remuneration:
                                                 -------------------------------
                                                          (specify)


19.  VALUATION DATE(S): The Valuation Date(s) of the Plan will be: (check one)

     ( ) ANNUAL: The Anniversary Date; provided, however, that if, during any three- month period ending on the 3rd, 6th, 9th, or 12th month of the Plan Year, the Service of more than 25% of the Employees who were Participants on the preceding Anniversary Date terminates, the first day of such three-month period shall be a Valuation Date for the purpose of Article V of the Plan.


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

     ( ) SEMIANNUAL: The last business day of the 6th and 12th months of the Plan Year.

     (X) QUARTERLY: The last business day of the 3rd, 6th, 9th and 12th months of the Plan Year.

     ( )  MONTHLY. The last business day of each month.

20.  INSURANCE CONTRACTS: (check if applicable)

     ( ) A Participant may direct the Trustee to invest a portion of his Account in Insurance Contracts as provided in the Plan to be issued by
                             . The aggregate premiums, in the case of each Participant, on such Insurance Contracts shall be less than (i) 25%, if such Insurance Contracts involve insurance other than whole life insurance, or (ii) 50%, if such Insurance Contracts involve whole life insurance, of the aggregate Employer Contributions allocated to such Participant's Employer Contributions Account, or (iii) 25%, if such Insurance Contracts involve whole life insurance and other types of insurance. In determining the aggregate amount of premiums paid for purposes of (iii), one-half the premiums of whole life insurance shall be added to the premiums of other types of insurance. Whole life insurance contracts are contracts with nondecreasing death benefits and nonincreasing premiums. Such premiums shall be paid from the non-forfeitable portion of the Participant's Employer Contributions Account.

21.  INVESTMENT: (check one or more)

     (X) TRUSTEE DISCRETION: All Employer and Matching Contributions will be invested in Qualifying Employer Securities.

     (X) PARTICIPANT DIRECTION IN OPTIONS: Each Participant may direct the Trustee to invest his Salary Reduction Contributions in Investment Options provided by the Trustee pursuant to Section 2.2 and the addendum to the Trust Agreement.

     ( ) PARTICIPANT DISCRETION: Each Participant will have complete discretion to invest his Accounts in the Trust Fund and may direct the Trustee to invest his Accounts pursuant to Section 2.3 of the Trust Agreement.

     ( ) INVESTMENT MANAGER: The Trustee will invest all or a portion of the Trust Fund pursuant to the directions of an Investment Manager selected from time to time by the Employer pursuant to the Trust Agreement.


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22.  AFFILIATED EMPLOYERS: (complete if applicable) The following employers will be deemed Affiliated Employers for the purpose of Section 3.6 of the Plan:

         UNION BANK & TRUST


23.  LIMITATIONS ON ALLOCATIONS AND MINIMUM BENEFIT OR ALLOCATION REQUIREMENTS:

     (a) DEFINED CONTRIBUTION PLANS: The Employer should complete this Section if the Employer maintains other Qualified Defined Contribution Plans which are not Master or Prototype Plans, a welfare benefit fund pursuant to Code ss. 419(e) or an individual medical account pursuant to Code ss. 415(l)(2) under which amounts are treated as Annual Additions with respect to any Participant in the Plan and if the Employer wants to override the provisions of Sections 5.8 and 8.3 of the Plan.

     (i) ( ) ATTACHMENT: (check if applicable) Annual Additions which may be credited to any Participant's Account under this Plan for any Limitation Year will be limited as described in the attachment.

     (ii) ( ) CREDITED IN OTHER PLAN: (check if applicable) The minimum allocation of benefit which could be credited to any Participant's Account under this Plan for any Plan Year will be credited to such Participant's Account under the other Qualified Defined Contribution Plan or Plans which the Employer maintains.

     (b) DEFINED BENEFIT PLANS: The Employer should complete this Section if the Employer maintains, or at any time maintained, one or more Qualified Defined Benefit Plans, a welfare benefit fund pursuant to Code ss. 419(e) or an individual medical account pursuant to Code ss. 415(l)(2) under which amounts are treated as Annual Additions with respect to any Participant in the Plan and if the Employer wants to override the provisions of Sections 5.9 and 8.3 of the Plan.

          (i) LIMIT: The sum of the Defined Contribution Fraction and the Defined Benefit Fraction with respect to any Participant for a Limitation Year may not exceed 1.0. The 1.0 limitation will be met as follows: (check one)

               ( ) LIMIT UNDER DEFINED CONTRIBUTION PLAN: By limiting the Annual Additions to this and any other Qualified Defined Contribution Plan for the Limitation Year so that the sum of the Defined Contribution Fraction and the Defined Benefit Fraction does not exceed 1.0.


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


               ( ) LIMIT UNDER DEFINED BENEFIT PLAN: By reducing the projected annual benefit in one or more of the Qualified Defined Benefit Plans so that the sum of the Defined Contribution Fraction and the Defined Benefit Fraction does not exceed 1.0.

               ( ) ATTACHMENT: Other method of limiting Annual Additions as described in the attachment.

          (ii) MINIMUM ALLOCATION: The minimum allocation or benefit which could be credited to any Participant's Account under this Plan for any Plan Year will: (check if applicable)

               ( ) QUALIFIED BENEFIT PLAN: Be met under the Qualified Defined Benefit Plan or Plans which the Employer maintains.

               ( ) INCREASE: Be increased from 3% to 4% in any Plan Year in which the Plan is a Top-Heavy Plan.

24. TOP-HEAVY PROVISION: The Employer should complete this Section if the Employer maintains one or more Qualified Defined Benefit Plans which have accrued benefits during the five-year period ending on the Determination Date. For purposes of establishing present value to compute the Top-Heavy Ratio, any benefit shall be discounted only for mortality, interest and as of the Valuation Date as follows:

     Interest rate:                 %          Mortality table:
     Valuation Date:

     The following space is provided to enable the Employer to add such language as is necessary to satisfy Code ss. 416 in the event that the Employer is required to aggregate this Plan with other plans.


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25.  (X)  EMPLOYER SECURITIES: (check if applicable) The Trustee is authorized and empowered to invest the Trust Fund primarily in Qualifying Employer Securities ("primarily" meaning the authority to invest, to acquire and to hold up to 100% of the Trust Fund in Qualifying Employer Securities).


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

26. RELIANCE ON OPINION LETTER: The Employer who adopts this Plan may not rely on an opinion letter issued to the Sponsor by the Internal Revenue Service as evidence that this Plan is qualified under Code ss. 401. If the Employer wishes to obtain reliance that this Plan is qualified, application for a determination letter should be made to the appropriate Key District Director of Internal Revenue. This Adoption Agreement may only be used in conjunction with Davis, Graham & Stubbs Prototype Defined Contribution Plan Basic Document No. 1.

27. COMPLETENESS: Failure to properly fill out this Adoption Agreement may result in disqualification of the Plan. The Sponsor will inform the Employer of any amendments made to the Plan or of the discontinuance or abandonment of the Plan. The name, address and telephone number of the Sponsor are:

                    Name:                          Davis, Graham & Stubbs

                    Address:                       370 17th Street, #4700
                                                   Denver, CO  80202

                    Telephone Number:              (303) 892-9400

     IN WITNESS WHEREOF, the Employer has executed this Adoption Agreement this 30th day of September, 1993.



                                   Employer:       UNION BANKSHARES, LTD.



                                    By: /s/Bruce E. Hall
                                       -----------------------------------------
                                        Title: Vice President/Secretary


                                      -14-